EXHIBIT A


                       QUALIFIED PROPERTIES 80, L.P.
                         c/o Lehman Brothers, Inc.
                   3 World Financial Center - 29th Floor
                            New York, NY  10285


                                                     November 27, 1996


PERSONAL AND CONFIDENTIAL

Jeffrey Tannenbaum, Esq.
Tensing, L.L.C.
1211 Avenue of the Americas, 29th Floor
New York, NY  10036

Dear Mr. Tannenbaum:

     The purpose of this letter is to set forth our understanding with regard to any proposed acquisition of outstanding units of limited partnership interests ("Units") of Qualified Properties 80, L.P., a Virginia limited partnership (the "Partnership"), from holders of Units (each a "Unitholder" and collectively, the "Unitholders") by Tensing, L.L.C. or any person who is its Affiliate (as defined below) ("you").

     In response to your request and in consideration of the agreements set forth in this letter agreement, the Partnership agrees to provide you a current list of the names and addresses of the Unitholders along with the number of Units owned by each of them in a computer readable form reasonably requested by you. You agree that you may only use the list to acquire up to 25.0% (including Units acquired through all other means) of the Partnership's outstanding Units, except as provided for below.

     You represent and warrant that on the date hereof you beneficially own not more than 11 Units. You also agree that during the period (the "Term") commencing on the date hereof through the second anniversary of the date hereof, neither you nor any person who is your Affiliate (as defined under Rule 405 of the Securities Act of 1933, as amended) will, without the prior written consent of the Partnership, which may be withheld for any reason,
(i) in any manner including, without limitation, by tender offer (whether or not pursuant to a filing made with the Securities and Exchange Commission), acquire, attempt to acquire or make a proposal to acquire, directly or indirectly (in each case, "Acquire"), more than 25.0% (including Units acquired through all other means) of the outstanding Units of the Partnership from any Unitholder, Unitholders or otherwise; provided, however, that notwithstanding the foregoing prior to the six month anniversary of the date hereof you shall not Acquire more than 5.0% (including Units acquired through all other means) of the outstanding Units of the Partnership from any Unitholder, Unitholders or otherwise, (ii) seek or propose to enter into, directly or indirectly, any merger, consolidation, business combination, sale or acquisition of assets,

Jeffrey Tannenbaum, Esq.
November 27, 1996
Page 2


liquidation, dissolution or other similar transaction involving the Partnership, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" or "consents" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Partnership, (iv) form, join or otherwise participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to any voting securities of the Partnership, (v) disclose to any third party any intention, plan or arrangement which violates the terms of this letter agreement or (vi) loan money to, advise, assist or encourage any person in connection with any action which violates the terms of this letter agreement.

     You also agree during the Term not to make any proposal or request, directly or indirectly, to amend, waive or terminate any provision of this letter agreement (including this sentence). In addition, you agree that during the Term you will notify the Partnership at least two days before initiating any communication with Unitholders (five days if such communication relates to a tender offer for more than 5% of the outstanding Units) and provide a substantially final draft copy of such communication (if written) with such notice, and a final copy contemporaneously with your sending same to the Unitholders. We agree that we will provide you with a copy of any written communication with Unitholders in respect of your tender offer by facsimile on the day we initiate such communication.

     In addition, if you commence a tender offer for 5% or less of the outstanding Units, you will include verbatim the following language in any such communication:

     "TENDER OFFERS OF THIS NATURE ARE NOT REQUIRED TO COMPLY WITH CERTAIN RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. This tender offer has been structured so that the purchaser does not need to comply with certain disclosure requirements and rules governing tender offers set forth in the Securities Exchange Act of 1934."

     In addition, you hereby represent, warrant and covenant to the Partnership that any tender offer to purchase Units commenced by you will be conducted in compliance with Section 14(e) and the rules promulgated thereunder, notwithstanding that such tender offer may be for 5.0% or less of the outstanding Units.

     You understand that the general partner of the Partnership (the "General Partner") may consider from time to time selling all or substantially all of the assets of the Partnership or entering into any other transaction in the best interests of the Unitholders and the Partnership. The result of any such transaction, if approved by a majority vote of the Unitholders if necessary, might be the dissolution and liquidation of the Partnership in accordance with the partnership agreement. Accordingly, in order to avoid disrupting any possible sale of all or substantially all of the Partnership's assets or any other transaction in the best interests of the Unitholders and the Partnership and any required vote of Unitholders, you agree that, during the Term, all

Jeffrey Tannenbaum, Esq.
November 27, 1996
Page 3


Units obtained by you pursuant to any means will be voted by you on all issues in the same manner as by the majority of all other Unitholders (not including the General Partner or its Affiliates) who vote on any such proposal.

     If at any time during the Term you are approached by any third party concerning participation in any transaction involving the assets, businesses or securities of the Partnership or involving any action in violation of the terms of this letter agreement, you will promptly inform the Partnership of the nature of any such contact and the parties thereto. You shall not, without the prior written consent of the Partnership, disclose to any party that is not an Affiliate or your agent or advisor the list of Unitholders' names, addresses and number of Units held that was provided to you by the Partnership; provided, however, any such Affiliate, agent or advisor shall agree beforehand in writing to be bound by the terms of this letter agreement.

     We each hereby acknowledge that we are aware, and that we will advise our respective Affiliates of our respective responsibilities under the securities laws. We each agree that the other of us or our respective Affiliates, as the case may be, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement, in addition to all other remedies available at law or in equity. You hereby covenant that during the Term you shall not sell, transfer, assign or convey any Units now owned, or hereafter acquired, by you to any party, unless such party agrees in writing to be bound by the terms of this agreement.

     In case any provision in or obligation under this letter agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     This letter agreement shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law thereof. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.


Jeffrey Tannenbaum, Esq.
November 27, 1996
Page 4


     If you agree with the foregoing, please sign and return two copies of this letter agreement, which will constitute our agreement with respect to the subject matter of this letter agreement.

                                   Very truly yours,

                                   QUALIFIED PROPERTIES 80, L.P.

                                   By:  QP 80 Real Estate Services, Inc.
                                        its general partner


                                        By:  /s/ Ken Zakin
                                             --------------------------
                                        Name:     Ken Zakin
                                        Title:    President

Confirmed and agreed to as of
the date first above written

Tensing L.L.C.


By:  /s/ Jeffrey Tannenbaum
     -----------------------
Name:  Jeffrey Tannenbaum
Title: Manager


                       QUALIFIED PROPERTIES 80, L.P.
                         c/o Lehman Brothers, Inc.
                   3 World Financial Center - 29th Floor
                            New York, NY  10285


                                                     February 25, 1997


Jeffrey Tannenbaum, Esq.
Tensing, L.L.C.
1211 Avenue of the Americas, 29th Floor
New York, NY  10036

Dear Mr. Tannenbaum:

          Reference is made to the letter agreement (the "Letter
Agreement") dated November 27, 1996, entered into between Qualified Properties 80, L.P., a Virginia limited partnership (the "Partnership") and Tensing, L.L.C. and its affiliates (collectively, "you") in connection with your proposed acquisition of outstanding units of limited partnership interests ("Units") of the Partnership.

          The Letter Agreement is hereby amended by increasing the amount of outstanding Units you may Acquire (as such term is defined in the Letter Agreement) within the six month period following the date of the Letter Agreement from 5.0% to 9.5%. In consideration therefor, you agree that subsequent to such six month period and until the Letter Agreement expires, you may only Acquire up to 9.5% of the outstanding Units, not 25% as originally provided in the Letter Agreement.

          The provisions of the Letter Agreement not affected by this amendment shall remain in full force and effect.


Jeffrey Tannenbaum, Esq.
February 25, 1997
Page 2


          If you agree with the foregoing, please sign and return two copies of this letter, which will constitute our agreement with respect to the subject matter of the amendment.

                                   Very truly yours,

                                   QUALIFIED PROPERTIES 80, L.P.

                                   By:  QP 80 Real Estate Services, Inc.,
                                        its general partner


                                        By:  /s/ Ken Zakin
                                             ---------------------------
                                        Name:     Ken Zakin
                                        Title:    President

Confirmed and agreed to as of
the date first above written

Tensing L.L.C.

By: /s/ Jeffrey Tannenbaum
    -------------------------
Name:  Jeffrey Tannenbaum
Title: Manager